UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

BIOENVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31787	13-4025857
(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor

New York, New York 10154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 750-6700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2007, Bioenvision Limited, a wholly owned subsidiary of Bioenvision, Inc., (the “Company”) and the Medical Director of the Company, Dr. Andrew Saunders, entered into an agreement (the “Compromise Agreement”), pursuant to which the parties agreed Dr. Saunders’ would no longer be employed by the Company effective April 9, 2007. Under the terms of the Compromise Agreement, Dr. Saunders received a lump sum payment of £124,000 Sterling, upon receipt by the Company of the fully executed Compromise Agreement, in consideration of a release by Dr. Saunders for the benefit of the Company and any Associated Company (as defined in the Compromise Agreement), including its wholly owned subsidiary, Bioenvision, Inc. In addition, Dr. Saunders received his normal salary, accrued holiday pay of 4 days and contractual benefits up to and including April 9, 2007, subject to deduction of tax and National Insurance in the normal manner.

The foregoing description of the Compromise Agreement does not purport to be complete and is qualified in its entirety by reference to the Compromise Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1*      Compromise Agreement by and between Bioenvision Limited and Dr. Andrew Saunders, dated April 20, 2007.

* Portions of this exhibit have been omitted and filed separately with the

Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOENVISION, INC.

Dated: April 26, 2007	By:	/s/ Christopher B. Wood
Christopher B. Wood
Chairman and Chief Executive Officer

EXHIBIT INDEX

10.1*      Compromise Agreement by and between Bioenvision Limited and Dr. Andrew Saunders, dated April 20, 2007.

* Portions of this exhibit have been omitted and filed separately with the

Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.